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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: Debra Nalchaljian-Cohen
Cohen Communications
 (559) 222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS
RECORD EARNINGS FOR 2002!

        CLOVIS, CALIFORNIA...January 10, 2003...The Board of Directors of Central Valley Community Bancorp (OTC Bulletin Board: CVCY), the parent company of Central Valley Community Bank (Bank), today announced unaudited consolidated net income of $723,000, for the quarter ended December 31, 2002, an increase of 19.11%, over the $607,000 earned in the same period in 2001. Diluted earnings per share, adjusted to reflect a 2-for-1 stock split effected January 6, 2003, were $0.26 for the fourth quarter of 2002, representing a 13.04% increase over the $0.23 reported for the same period in 2001. Return on average assets was 1.04% and return on average equity was 12.22% for the quarter ended December 31, 2002.

        The Company also announced record earnings for the 2002 fiscal year with unaudited consolidated net income of $2,785,000, representing an increase of 17.12% compared to $2,378,000 for the same period in 2001. Diluted earnings per share, adjusted to reflect a 2-for-1 stock split effected January 6, 2003, were $1.02 for the 2002 fiscal year, representing a 14.61% increase over the $0.89 reported in 2001. Return on average assets was 1.12% and return on average equity was 12.32% for 2002.

        Total assets grew to $283,006,000 at December 31, 2002, compared to $219,066,000 at December 31, 2001, an increase of 29.19%. Gross loans grew to $158,726,000 at December 31, 2002, an increase of 19.10%, compared to $133,271,000 at December 31, 2001. Total deposits grew 28.21% to $246,338,000 at December 31, 2002, compared to $192,132,000 at December 31, 2001.

        "Looking back on 2002, it was a year filled with many accomplishments and advances for our 23-year old bank, including a record year for earnings and overall growth," said Daniel J. Doyle, President and Chief Executive Officer of Central Valley Community Bank and its holding company, Central Valley Community Bancorp.

        "Among our accomplishments, were the introduction of our new name: Central Valley Community Bank; the relocation of our Fresno based River Park and Fig Garden Village offices into expanded, stand-alone facilities; and the establishment of new branches in Sacramento and Kerman, each staffed by a professional team uniquely experienced in each of their markets," said Doyle.

        "Our positive financial position and overall growth in 2002 has benefited the Bank's customers, and positioned our institution for continued long-term growth. We look forward to the exciting opportunities ahead in 2003," concluded Doyle.

        Central Valley Community Bancorp trades over-the-counter under the symbol CVCY.OB. Central Valley Community Bank, headquartered in Clovis, California, was founded in 1979, and is the sole subsidiary of Central Valley Community Bancorp. The Bank operates seven full-service offices in Clovis, Fresno, Prather, Kerman and Sacramento. Real Estate Lending and SBA Lending Departments are located in Clovis, with an Agribusiness Lending Department located in Fresno. Investment services, provided by Investment Centers of America are housed at the Bank's Main office in Clovis and the River Park office in Fresno. Members of Central Valley Community Bancorp and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick. Additional information about Central Valley Community Bank can be found at www.cvcb.com.

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        Forward-looking Statements-    Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest margin, and the quality of the Company's earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2001. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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EXHIBIT 99.1